Exhibit 99.1

March 25, 2005

KPMG, LLP
303 East Wacker Drive
Chicago, IL 60601

Attention: Mr. John Rodi

Gentlemen:

The Audit Committee (the “Committee”) of First Oak Brook Bancshares, Inc. (the “Company”) has decided to terminate KPMG, LLP as the principal certified public accountant to audit the Company’s financial statements. The termination will be effective for the fiscal year which commenced January 1, 2005. There has been no disagreement with your firm on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure.

Very truly yours,

FIRST OAK BROOK BANCSHARES, INC.

By:	/s/ CHARLES J. GRIES
Charles J. Gries, Chairman
Audit Committee

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